In Situ Tumor Delivery of IL-15 Superagonist via RedTail Gene Therapy Achieves Durable Tumor Clearance

Yunyi Kang[1], Duong H. Nguyen[1], Stephanie Songco[1], Trevor J. Smith[1], Mary Casis[1], David Nguyen[1], Lina Schulte[2], Hongli Zhang[2], Sinje Tigges[2], Fabian Kortum[2], Daniela Kleinholz[2], Susan Tamraz[2], Ivelina Minev[1], Evan Cassavaugh[1], G. Travis Clifton[1], Barbara Hartl[2], Thomas Herrmann[2] and Antonio F. Santidrian[1]

1. Calidi Biotherapeutics: 4475 Executive Drive, Suite 200, San Diego, CA 92121; 2. Calidi subsidiary in Europe: Am Neuland 1D-82347 Bernried. Germany

Abstract

RedTail is a next-generation gene therapy platform designed for systemic delivery with enhanced tumor-selective targeting. We previously developed RedTail as an extracellular enveloped form of vaccinia virus, which exhibits significantly greater resistance to immune clearance compared to non-enveloped variants. This immune evasion enables effective systemic administration and robust targeting of metastatic lesions in preclinical models. Our lead candidate, CLD-401, incorporates a novel genetic modification, chimeric CD55, to inhibit complement activation and ultimately improve survival in the bloodstream.

The RedTail platform enables direct delivery of therapeutic genetic payloads into tumors. CLD-401, the first lead candidate of the RedTail platform, transforms tumors into producers of an IL-15 superagonist (IL-15(N72D)-IL-15Rα), a next-generation cytokine known to activate and expand natural killer (NK) cells and CD8+ T cells—both critical for antitumor immunity and with demonstrated

CLD-401: First Lead Candidate from RedTail platform


TK(-)
VGF(-)
A46R(-)
CD55 extracellular domain
A33R Transmembrane Domain
TM
C


IL-15(N72D)
IL-15Rα

- RedTail Vaccinia virus (Triple KO, TK-, A46R-, VGFR-): tumor tropic and replication restricted to tumor cells
- Selected to produce high levels of extracellular enveloped viruses (EEV)
- EEV naturally constitutes < 1% of the total vaccinia virions, exhibits resistance to complement-mediated neutralization, and is essential for long-range viral dissemination.
- Engineered to express high levels of CD55 to facilitate survival in the complement-rich bloodstream, enabling systemic delivery
- Genetic payload IL-15 (N72D) Superagonist drives potent innate and adaptive immune responses to the tumor

Mechanism of Action


CLD-401
CLD-401
CLD-401 infects other tumor cells
Systemic Administration
Specific Infection of tumor cell, virus replication, and IL-15 superagonist production
Tumor lysis and immune priming
Activation of T-cells and NK cells and generation of anti-tumor immune response
Tumor cell death and creation of immunological memory to tumor

- Systemic administration
- Protected from immune clearance
- Targeted tumor cell lysis and immune priming
- IL-15 superagonist (IL-15 SA) production at the tumor
- Induces innate and adaptive response to the tumors leading to complete responses

CLD-401: Systemic tumor priming with targeted IL-15 superagonist delivery.

Identifying a Novel Vaccinia Virus Strain with Enhanced EEV Production


Comet assay of two distinct vaccinia viruses
Vaccinia virus strain CAL2 producing low EEV particle
Redtail Vaccinia virus RT producing high levels of EEV particle
Redtail clone

Vaccinia Viruses are genetically engineered to express TurboFP635 (red fluorescence).

Generation of Tumor selective RedTail virus


Ex-Vivo Signals (Mean Radiance)
Tumor
Heart
Lung
Liver
Spleen
Kidneys
Ovaries
Intestines
Brain
1e+008
5e+007
0
1st gen. RT
RT 2KO #1
RT 2KO #2
RT 3KO #1
RT 3KO #2

Ex-vivo imaging of major organs after intravenous administration of different engineered (KO) RT viruses (expressing TurboFP).

- RT viruses with double KO (RT 2KO) or triple KO (RT 3KO) reduce off-tumor toxicities in the Non-Small Cell Lung Cancer NSCLC athymic mouse xenograft model.
- RT 3KO #2 (RedTail virus) with KO in TK, A46R and VGF preferentially targets and amplifies in tumors and not in other major organs

RedTail Induces a Robust and Direct Killing of Multiple Tumor Cell Types


MOI
0.01 0.1
Leukemia
Non-small cell lung
Colon
CNS
Melanoma
Ovarian
Renal
Prostate
Breast
Pancreatic
% Cytotoxicity
100
50
0

Analysis of tumor cytotoxicity for RedTail virus across over 60 human tumor cell lines using the NCI-60 panel: RedTail demonstrated notable and direct cytotoxic effects after 72 hours post-treatment at a lower multiplicity of infection (MOI), with high levels of cytotoxicity in the majority of tumor cell lines.

CD55 membrane expression creates high resistance to immune clearance


Virus survival in the presence of Human serum
Cell line #1
Cell line #2
% virus survival
120
100
80
60
40
20
0
- + - + -
Chimeric CD55
EEV
IMV
Non-enveloped form
Enveloped form
Enveloped form + CD55 receptor

Overexpression of CD55 on EEV membrane protects against complement inactivation and enhances immune evasion. IMV denotes intracellular mature viruses.

IL-15 Superagonist: Proven activator of immunity

- **IL-15 is a powerful growth factor for NK cells (innate) CD8+ T-cells (adaptive)**
  - Unlike IL-2, IL-15 does not expand Tregs or induce activation-induced T-cell death.
- **Anktiva (IL-15 superagonist-Fc) approved for the treatment of BCG-non-responsive non-muscle invasive bladder cancer (NMIBC)**
  - Peak serum concentrations of Anktiva in healthy volunteers and metastatic NSCLC are about **20 pM** (Wrangle J. et al, Lancet Oncol, 2018. Rubienstein MP et al, J Immunol. 2022)
  - Concentrations of Anktiva in the bladder after intravesical administration are expected to be exponentially higher than concentrations in the serum after subcutaneous administration. Intravesical administration results in minimal systemic exposure.
- **CLD-401: IL-15 superagonist chosen as genetic medicine payload**
  - In situ delivery of IL-15 superagonists maximizes therapeutic window.


IL-15 Superagonist
IL-15Rα
IL-15
IL-15Rβγ
NK
CD8
↑ activation
↑ proliferation
↑ maturation
↑ cytokine secretion
↑ cytotoxicity
killing of tumor and virus-infected cells

A major mechanism of resistance to PD-1 therapy is B2M/HLA loss which prevents CD8 T-cell recognition of tumors. IL-15SA activation of NK cells may overcome this resistance mechanism; NK cells can recognize and destroy cells with B2M/HLA loss.

CLD-401 drives tumor-specific IL-15SA expression with minimal systemic exposure

IL-15 SA concentrations (pM) in tumor and organs at multiple time points:

Tumor-bearing model:

Timepoint	Tumor		Liver		Ovary		Lung		Plasma	
	pM	sd	pM	sd	pM	sd	pM	sd	pM	sd
Day 6	62,073.9	16,671.7	13.8	4.6	51.0	85.5	12.7	3.5	15.0	0.8
Day 17	264.6	196.9	3.1	0.4	-	-	-	-	-	-
Day 21	36.4	49.0	2.1	1.0	-	-	-	-	-	-

Non-tumor model:

Timepoint	Liver		Ovary		Lung		Plasma	
	pM	sd	pM	sd	pM	sd	pM	sd
Day 6	2.7	2.2	1.3	1.5	1.2	1.9	3.6	4.3

IL-15 SA concentrations (pM) detected by ELISA after CLD-401 treatment. High tumor concentrations; minimal in liver, ovary, lung, and plasma. Data from EMT6 breast cancer model (Days 6, 17, 21) and non-disease controls (Day 6). Mean ± SD; "–" = not detected.

Tumor-targeted IL-15 SA expression achieves massive tumor enrichment (>60,000 pM) with minimal systemic exposure (~15 pM), overcoming toxicity limits of conventional dosing.

IL-15 SA expression correlates with virus preferential tumor amplification

RedTail virus copy number in tumor and organs at multiple time points:

Tumor-bearing model:

Timepoint	Tumor		Liver		Ovary		Lung	
	copies/ug DNA	sd	copies/ug DNA	sd	copies/ug DNA	sd	copies/ug DNA	sd
Day 6	96,436	12,558	-	-	121	210	-	-
Day 17	10,489	5,741	-	-	-	-	-	-
Day 21	5,085	2,766	-	-	-	-	-	-

Non-tumor model:

Timepoint	Liver		Ovary		Lung	
	copies/ug DNA	sd	copies/ug DNA	sd	copies/ug DNA	sd
Day 6	-	-	51	79	-	-

Vaccinia virus amplification (copy number) detected by qPCR after CLD-401 treatment showed high tumor enrichment and minimal presence in liver, ovary, lung, and plasma. Data from EMT6 breast cancer model (Days 6, 17, 21) and non-disease controls (Day 6). Mean ± SD; "–" = not detected.

These findings indicate tumor-specific biodistribution and localized IL-15SA expression, supporting systemic administration with minimal off-target exposure.

IL-15 Superagonist produced by CLD-401 shows functional activity


200000
150000
100000
50000
0
RLU
3125
625
125
25
5
1
Dilution factor
RedTail supernatant
RedTail (IL-15 SA, CD55) supernatant

Supernatant from CLD-401-infected A549 cells demonstrated activity in the IL-2/IL-15Rβ bioassay. The response confirms that the supernatant contains functional IL-15 superagonist capable of engaging IL-15 receptor components and triggering downstream signaling in the bioassay cells.

Enhanced Therapeutic activity with In Situ IL-15 Superagonist Expression


No treatment
Redtail viral vector
Redtail (+IL-15 SA)
Tumor Volume (mm3)
2000
1500
1000
500
0
(CR: 0/10)
(CR: 1/10)
(CR: 8/10)
0 5 10 15 20 25 30 35 40 45 50
Day Post Treatment

Single-dose RedTail with IL-15 superagonist induces tumor regression and complete response in EMT6 breast tumor model.

EMT6 tumor cells (5E6) were subcutaneously implanted on both flanks of Balb/c mice, and five days post-implantation, animals received a single intravenous dose of 5e6 PFU RedTail, either unarmed or armed with IL-15 superagonist, or buffer control (n=10 per group).

Evolving the RedTail Platform

Lead: CLD-401



Next-generation



Lead: CLD-401

- Tumor tropism and replication restricted to tumor cells
- Envelope and CD55 expression facilitate survival in the complement-rich bloodstream, enabling systemic delivery
- IL-15 superagonist payload expression drives potent innate and adaptive immune responses to the tumor

Precision Oncology and Other Diseases

- Envelope engineering for "programmable" targeting
  - Targeting proteins (scFvs, VHHs, etc) expressed in envelope
- Replication in other proliferating cells (ie, activated immune cells)
- Additional payload(s) to impart new biology
  - Immunosuppressive payloads for Inflammatory and immunologic I&I disease